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                                                                     Exhibit 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                       EAGLE CREDIT CORPORATION OF NEVADA
                       __________________________________


          I, the person hereinafter named as incorporator, for the purpose of associating to establish a corporation, under the provisions and subject to the requirements of Title 7, Chapter 78 of Nevada Revised Statutes, and the acts amendatory thereof, and hereinafter sometimes referred to as the General Corporation Law of the State of Nevada, do hereby adopt and make the following Articles of Incorporation:

          FIRST: The name of the corporation (hereinafter called the corporation) is Eagle Credit Corporation of Nevada.

          SECOND: The name of the corporation's resident agent in the State of Nevada is The Prentice-Hall Corporation System, Nevada, Inc., and the street address of the said resident agent where process may be served on the corporation is 502 East John Street, Carson City 89706.

          THIRD: The number of shares the corporation is authorized to issue is 1,000, no par value. All of said shares are of one class and are designated as Common Stock.

          FOURTH: The governing board of the corporation shall be styled as a "Board of Directors," and any member of said Board shall be styled as a "Director."

          The number of members constituting the first Board of Directors of the corporation is one; and the name and street address, either residence or business, of said member is as follows:

          Name                Address
          ----                -------
     Steven F. Deli      150 South Wacker Drive
                               Suite 2900
                               Chicago, Illinois  60606

          The number of directors of the corporation may be increased or decreased in the manner provided in the Bylaws of the corporation; provided, that the number of directors shall never be less than one. In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote

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which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

          FIFTH: The name and street address, either residence or business, of the incorporator signing these Articles of Incorporation are as follows:

          Name                Address
          ----                -------
     Jon R. Lind         227 West Monroe Street, Ste. 5500
                              Chicago, IL 60606

          SIXTH: The corporation shall have perpetual existence.

          SEVENTH: The personal liability of the directors and officers of the corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

          EIGHTH: The corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

          NINTH: The corporation may engage in any lawful activity for which corporations may be organized under the Nevada General Corporation Act.

          TENTH: The corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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          IN WITNESS WHEREOF, I do hereby execute these Articles of
Incorporation on October 26, 1992.

                                   /s/ Jon R. Lind
                                   -------------------------
                                           Jon R. Lind


STATE OF ILLINOIS   )
                    ) SS.
COUNTY OF COOK      )

          On this 26th day of October, 1992, personally appeared before me, a Notary Public in and for the State and County aforesaid, Jon R. Lind, known to me to be the person described in and who executed the foregoing Articles of Incorporation, and who acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.

          WITNESS my hand and official seal, the day and year first above written.

                                   /s/ Carolyn M. O'Leary
                                   -------------------------
                                        Notary Public

My commission expires: 12/31/95

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              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                            (After Issuance of Stock)

                              Eagle Credit Corporation of Nevada
                        ----------------------------------------------
                                    Name of Corporation

  We the undersigned Michael G. Case       and   Donal Hummer Jr.   of
                   ------------------------     -----------------
                  President or Vice President   Secretary or Assistant Secretary

Eagle Credit Corporation of Nevada                 hereby certify:
---------------------------------------------------
          Name of Corporation

     That the Board of Directors of said corporation at a meeting duly convened, held on the 5th day of January, 1995 adopted a resolution to amend the original articles as follows:

     Article I hereby amended to read as follows:

     "The name of the corporation is Eaglemark Nevada, Inc."

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 1,000, that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                   /s/ Michael G. Case
                                   --------------------------------------
                                        President or Vice President

                                   /s/ Donal Hummer, Jr.
                                   --------------------------------------
                                       Secretary or Assistant Secretary

STATE OF NEVADA        )
                       ) SS.
COUNTY OF CARSON CITY  )

     On January 11, 1995, personally appeared before me, a Notary Public, MICHAEL G. CASE AND DONAL HUMMER, JR. who acknowedged that they executed the above instrument.

                                   /s/ Joan L. James
                                   -----------------------------------
                                        Signature of Notary
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              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                            (After Issuance of Stock)

                                    Eaglemark Nevada, Inc.
                        ----------------------------------------------
                                    Name of Corporation

    We the undersigned Michael G. Case       and Donal Hummer Jr.   of
                  ------------------------     -----------------
                 President or Vice President   Secretary or Assistant Secretary

Eagle Credit Corporation of Nevada                 hereby certify:
---------------------------------------------------
          Name of Corporation

     That the Board of Directors of said corporation at a meeting duly convened, held on the 15th day of May, 1995 adopted a resolution to amend the original articles as follows:

     Article I hereby amended to read as follows:

     "The name of the corporation is Eaglemark, Inc."

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 1,000, that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                   /s/ Michael G. Case
                                   --------------------------------------
                                        President or Vice President

                                   /s/ Donal Hummer, Jr.
                                   --------------------------------------
                                        Secretary or Assistant Secretary


STATE OF NEVADA          )
                         ) SS.
COUNTY OF CARSON CITY    )

     On June 21, 1995, personally appeared before me, a Notary Public, MICHAEL G. CASE AND DONAL HUMMER, JR., who acknowledged that they executed the above instrument.

                                   /s/ Alison Happe
                                   --------------------------------------

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                                             Signature of Notary

























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